UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2011

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive, Westborough, Massachusetts		01581
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (774) 512-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On September 30, 2011, BJ’s Wholesale Club, Inc., a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 28, 2011, by and among the Company, Beacon Holding Inc., a Delaware corporation (“Buyer”), and Beacon Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Buyer (“Transitory Subsidiary”). Pursuant to the Merger Agreement, Transitory Subsidiary merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Buyer. Buyer and Transitory Subsidiary are affiliates of Leonard Green & Partners, L.P. (“LGP”), a private equity firm based in Los Angeles, California, and CVC Capital Partners (“CVC”), a private equity firm with a network of 20 offices throughout Europe, Asia and the United States.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2011, the Merger was consummated and, in accordance with the Merger Agreement, each share of Company common stock issued and outstanding as of September 30, 2011 (other than shares owned by (i) the Company as treasury stock or any wholly-owned subsidiary of the Company; (ii) Buyer, Transitory Sub or any other direct or indirect wholly-owned subsidiary of Buyer (including shares rolled over to Buyer by affiliated investment funds of LGP (the “LGP Rollover Investors”)), and (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) was automatically cancelled and converted into the right to receive $51.25 in cash, without interest and less any applicable withholding taxes. Each option to purchase a share of the Company’s common stock with an exercise price below $51.25 became vested as of the closing of the Merger and was canceled and converted into the right to receive the difference between $51.25 and the strike price of such option, without interest and less any applicable withholding taxes. Any option with a strike price of greater than $51.25 was canceled as of the closing of the Merger without any consideration being due in respect thereof.

Upon the closing of the Merger, the Company became a wholly-owned subsidiary of Buyer, and the Company’s common stock, which traded under the symbol “BJ,” is being delisted from the New York Stock Exchange (the “NYSE”).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2011 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified the NYSE on September 30, 2011 of the consummation of the Merger pursuant to which each share of common stock of the Company (except as otherwise provided in the Merger Agreement and described above under Item 2.01) was cancelled and converted into the right to receive $51.25 in cash, without interest and less any applicable withholding taxes. The Company requested that the NYSE file with the SEC an application on Form 25 to deregister the common stock under Section 12(b) of the Exchange Act and report that the Company’s common stock is no longer listed on the NYSE.

Item 5.01 Change in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger was completed on September 30, 2011 at 1:00 p.m. E.D.T., at which time Transitory Subsidiary merged with and into the Company. As a result of the Merger, the Company became a wholly-owned subsidiary of Buyer. The disclosure under Item 2.01 is incorporated herein by reference. The aggregate consideration paid in connection with the Merger to the Company’s stockholders and option holders in connection with the Merger, together with the aggregate value of the Company’s common stock which was rolled over into Buyer by the LGP Rollover Investors and the aggregate value of certain options to purchase the Company’s common stock which were rolled over into Buyer by certain of the Company’s executive officers and other employees, was approximately $2.8 billion. The consideration paid to the Company’s stockholders and option holders was funded by a combination of (i) equity financing from investment funds affiliated with LGP and CVC, certain of the Company’s executive officers and other employees and certain other co-investors, (ii) borrowings under a senior secured first lien asset-based facility; (iii) borrowings under a senior secured first lien term facility; (iv) borrowings under a senior secured second lien term facility; and (v) the proceeds of certain sale leaseback transactions, as contemplated in the Merger Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, the following members of the Company’s board of directors resigned as of the effective time of the Merger: Herbert J. Zarkin, Christine M. Cournoyer, Paul Danos, Edmond J. English, Helen Frame Peters, Leonard A. Schlesinger, Michael J. Sheehan and Thomas J. Shields.

Following such resignations, Laura J. Sen remained the sole director of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time and as a result of the Merger, the certificate of incorporation and by-laws of the Company, as in effect immediately prior to the effective time of the Merger, were each amended and restated in their entirety, and such amended and restated certificate of incorporation and amended and restated by-laws became the certificate of incorporation and by-laws, respectively, of the Company. A copy of the amended and restated certificate of incorporation and a copy of the amended and restated by-laws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 8.01 Other Events

A copy of the press release issued by the Company announcing the consummation of the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed in this report may constitute forward-looking statements that are based on the Company’s current expectations, but actual results may differ materially due to various factors. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties. Many of these factors are beyond the Company’s ability to control or predict. For additional information about the factors that affect the Company’s business, please see the Company’s latest Form 10-K filed on March 28, 2011, and Form 10-Q filed on September 1, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011	BJ’s WHOLESALE CLUB, INC.

	By:	/s/ Robert W. Eddy
Robert W. Eddy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 28, 2011, by and among the Company, Beacon Holding Inc. and Beacon Merger Sub Inc. (filed as Exhibit 2.1 to Form 8-K filed with the SEC on June 29, 2011 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

99.1	Press Release issued by the Company on September 30, 2011.